UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2016

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities.

On February 7, 2016, Aegerion Pharmaceuticals, Inc. (the “Company”) committed to a cost-reduction plan that includes approximately 25% of the Company’s workforce. This cost-reduction plan is part of a broad program to significantly reduce the Company’s operating expenses and extend its cash position as JUXTAPID® (lomitapide capsules) sales in the U.S. are impacted by the introduction of competitive therapies.  The positions impacted are across substantially all of the Company’s functions.  The Company expects to complete the reduction in force, and to substantially complete the payment of any employee severance and benefits, by the end of the second quarter of 2016.

As a result of the reduction in force, the Company estimates that it will incur aggregate charges of approximately $1.6 to $1.8 million for one-time severance and related costs in the first quarter of 2016, of which all such charges are expected to result in cash expenditures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2016

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Benjamin Harshbarger
Benjamin Harshbarger
Acting General Counsel

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